    As filed with the Securities and Exchange Commission on April 16, 2001.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                               AMENDMENT NO. 1 TO
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 ---------------

                                  ORGANIC, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                    DELAWARE                                  94-3258989
    (State of Incorporation or Organization)               (I.R.S. Employer
                                                        Identification Number)

              601 TOWNSEND STREET
               SAN FRANCISCO, CA                                94103
    (Address of Principal Executive Offices)                  (Zip Code)


        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

      SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
                               RELATES: 333-91627

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:



                                               NAME OF EACH EXCHANGE ON WHICH
  TITLE OF EACH CLASS TO BE REGISTERED         EACH CLASS IS TO BE REGISTERED
  ------------------------------------         ------------------------------
             Not Applicable                            Not Applicable

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                    Series C Preferred Stock Purchase Rights

     ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Effective April 16, 2001, Organic, Inc. (the "Company") amended Section 7(a) of the Rights Agreement, dated February 9, 2000, by between the Company and Equiserve Trust Company, N.A., as Rights Agent, to change the Final Expiration Date to April 16, 2001.


     ITEM 2. EXHIBITS.

              EXHIBIT                       DESCRIPTION
              -------                       -----------
                 1             Amendment No. 1 to the Rights Agreement

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date:   April 16, 2001



                                ORGANIC, INC.





                                By: /s/ Margaret Maxwell Zagel
                                   ---------------------------------------------
                                      Margaret Maxwell Zagel
                                      Vice President, Chief Legal Administrative
                                      Officer and Secretary